UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2014 (November 6, 2014)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On November 6, 2014, the registrant issued a press release announcing its financial results for its first fiscal quarter ended September 30, 2014. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On November 6, 2014, the registrant announced that it intends to spin off certain "pure play" business strategies to its shareholders.  The registrant initially intends on focusing its spinoff efforts on three separate companies consisting of portions of its (i) collateralized loan obligation ("CLO") structured credit business, (ii) online lending business, and (iii) real estate business.  The size and likelihood of such spinoffs, which may be partial rather than complete spinoffs, remain to be determined. The registrant may seek to file non-registered investment company spinoffs with confidential treatment with parallel registration progress to be made in the coming weeks toward the goal of consummating these initial spinoffs in early 2015.  The consummation of any of the spin-offs depends upon, among other things: market conditions, regulatory and exchange listing approval, and sufficient investor interest, and there can be no guarantee that the registrant will consummate any of these spin-offs.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release, dated November 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  November 12, 2014

Index to Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 6, 2014

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